UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2007

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

IDAHO	0-29786	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)		99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.                                          Entry into a Material Definitive Agreement.

                On November 2, 2007, Mines Management, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with Silver Wheaton Corp., a corporation continued under the laws of the Province of Ontario (“Silver Wheaton”), pursuant to which the Company agreed to issue and sell and Silver Wheaton agreed to purchase 2,500,000 shares of the Company’s common stock (the “Shares”) at a price of $4.00 per Share, for a total purchase price of $10 million (the “Offering”). The Shares are being issued and sold in a private placement transaction in reliance on Regulations S of the Securities Act of 1933, as amended, and Canadian National Instrument 45-106 — Prospectus and Registration Exemptions.  The Company intends to use the proceeds of the Offering for working capital and general corporate purposes, including for advancement of its Montanore Project and for potential acquisitions.

                In connection with the Offering, the Company entered into a right of first refusal agreement with Silver Wheaton, dated November 2, 2007 (the “ROFR”), pursuant to which the Company granted to Silver Wheaton a twenty-year right of first proposal and a right to match third-party proposals, to purchase all or any portion of silver mined, produced or recovered by the Company in the State of Montana. The ROFR does not apply to trade sales and spot sales in the ordinary course of business or forward sales, in each case, for which no upfront payment is received by the Company.

                Also in connection with the Offering and as a material inducement to Silver Wheaton to purchase the Shares, the Company entered into a registration rights agreement with Silver Wheaton (the “Registration Rights Agreement”), pursuant to which the Company has agreed to prepare and file a registration statement to register the resale of the Shares in the United States.

A copy of the press release, dated November 5, 2007, announcing the completion of the Offering, is furnished as Exhibit 99.1 to this Current Report in accordance with Rule 135C of the Securities Act of 1933, as amended.

Item 3.02.              Unregistered Sale of Equity Securities.

                See Item 1.01 of this Current Report, which is incorporated herein by reference.  The Shares issued in the Offering described above were issued to a person located outside the United States who is not “U.S. persons,” as such term is defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended, in reliance upon the exemption from registration available under Regulation S.

Item 9.01.              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press release of Mines Management, Inc., dated November 5, 2007, announcing the completion of a private placement of its common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2007
Mines Management, Inc.

	By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Mines Management, Inc., dated November 5, 2007, announcing the completion of a private placement of its common stock.